Exhibit 10.30.8
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CONFIRMATION OF TERMINATION
OF SWAP TRANSACTION

To:	Ashford Hospitality Limited Partnership (“Counterparty”)
Attention:	Randy Medina
Email:	rmedina@chathamfinancial.com

From:	Wells Fargo Bank, N.A. (“Wells Fargo”)
Telephone:	(704) 383-4599
Fax:	(704) 383-9139
Email:	inboundconfirms@wellsfargo.com

Ref. No:	2420215

Date:	November 04, 2010
Dear Randy Medina:
Reference is made to that certain Transaction with a Trade Date of March 12, 2008, an Effective Date of March 13, 2008 and a Termination Date of March 13, 2013 (“Reference Transaction”), which Reference Transaction is evidenced by a Confirmation between Wells Fargo and the Counterparty (as the same may have been amended or modified prior to the date hereof, the “Reference Confirmation”).
This confirms that, as of October 19, 2010 (the “Unwind Date”), the parties have terminated the Reference Transaction, together with their remaining obligations to make any further payments under the Reference Transaction for any future Payment Date occurring after the Unwind Date as described in the Reference Confirmation, subject to any Termination Fee as provided below. The obligation of either party to make any payment under the Reference Transaction for any Payment Date occurring on or prior to the Unwind Date (including overdue interest thereon, whether accruing before or after the Unwind Date) shall survive such termination, and any such payment has not been included in any such Termination Fee.
Termination Fee:
At Counterparty’s request, the value to either party of terminating the Reference Transaction on the Unwind Date has been rolled over into another Transaction as reflected in an adjustment to the Fixed Rate thereof without either party agreeing to pay or receive a termination fee for such early termination of the Reference Transaction (“Termination Fee”). The other Transaction is evidenced by a Confirmation dated November 04, 2010 between Wells Fargo and Counterparty (Wells Fargo reference number 7614901). Accordingly, neither party shall be obligated to pay a Termination Fee for the termination of the Reference Transaction.

Wells Fargo Contacts:	Settlement and/or Rate Resets:
1-800-249-3865
Wells Fargo: 2420215

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1-704-383-8429

Documentation:
Tel: (704) 383-4599
Fax: (704) 383-9139

Collateral:
Tel: (704) 427-5785
Fax: (704) 427-5480
Email: collateral.mgmt@wachovia.com

Please quote transaction reference number.
Documentation:
This Confirmation is a binding and complete contract between the parties, provided that if the Reference Transaction was governed by a master agreement (however described) between the parties (“Master Agreement”), this Confirmation is a Confirmation under the Master Agreement and supplements, forms part of and will be governed by the Master Agreement. Unless otherwise provided in the Master Agreement, this Confirmation is governed by the law (and not the law of conflicts) of the State of New York.
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,
Wells Fargo Bank, N.A.

By:
Name: Tracey Bissell
Title: Vice President

Ref. No. 2420215
Accepted and Confirmed as of date first
written above:
Ashford Hospitality Limited Partnership
Wells Fargo: 2420215

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By:	Ashford OP General Partner LLC

By:
Name: David Brooks
Title: Vice President
Wells Fargo: 2420215